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                                                                   Exhibit 10.18

                             STOCKHOLDERS AGREEMENT

                  This STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of June 27, 2002, by and among Jupiter Partners II L.P., a Delaware limited partnership ("Jupiter"), PCA International Inc., a North Carolina corporation (the "Company"), GS Mezzanine Partners II L.P., an exempted limited partnership organized under the laws of Delaware ("GS Mezzanine"), and GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands ("GS Offshore" and, together with GS Mezzanine, the "Purchasers").

                                    RECITALS

                  WHEREAS, the Company and the Purchasers have entered into a Purchase Agreement, dated as of June 27, 2002 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), providing for the sale by the Company to the Purchasers of senior subordinated discount notes of certain bridge to the Company (the "Notes").

                  WHEREAS, the Company has issued to the Purchasers warrants (the "Warrants") to purchase an aggregate of 52,460 shares of its Common Stock, par value $.20 per share (the "Common Stock"), and an aggregate of 287 shares of its Series A Convertible Preferred Stock, par value $10 per share (the "Series A Preferred Stock"), under that certain Warrant Agreement, dated as of June 27, 2002, among the Company and the Purchasers (the "Warrant Agreement").

                  WHEREAS, the Purchasers desire to enter into this Agreement for the purpose of relating certain aspects of the Purchasers' relationships with regard to each other and the Company in connection with their ownership of the Warrants and Common Stock.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Purchasers agree as follows:

                  Section 1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meaning indicated (capitalized terms that are used but not defined herein have the meanings assigned to them in the Purchase Agreement):

                  "Affiliate" of any Person shall mean another Person that directly or indirectly controls, or is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.



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                                                                               2

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of Common Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, trust, joint venture, joint stock, trust or other organization or government or any agency or political subdivision thereof.

                  "Shares" means, with respect to each Investor, Jupiter or any other holder of Common Stock or Common Stock Equivalents, all shares, whether now owned or hereafter acquired, or Common Stock, and any other Common Stock Equivalents owned thereby; provided, however, for the purposes of any computation of the number of Shares pursuant to Sections 2, 3 and 4, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

                  Section 2. Tag-Along Right. With respect to any proposed transfer, sale or other disposition (each, a "proposed transfer") of Common Stock by Jupiter to a person other than an Affiliate of Jupiter, which Affiliate assumes all of the obligations of Jupiter hereunder with respect to such shares of Common Stock (such other person being hereinafter referred to as the "proposed purchaser"), each Purchaser shall have the right (the "Tag-Along Right") to require the proposed purchaser to purchase all or any portion of such Purchaser's Pro Rata Allocation (as defined below) of the shares of Common Stock proposed to be transferred simultaneously with consummating the proposed transfer. A Purchaser's "Pro Rata Allocation" of the number of Shares proposed to be transferred in any proposed transfer shall equal the total number of shares of Common Stock proposed to be transferred by Jupiter multiplied by a fraction, the numerator of which is the total number of Shares held by such Purchaser and the denominator of which is the total number of Shares held by Jupiter and all of the Purchasers. Any shares of Common Stock purchased from Purchasers pursuant to this Section 2 shall be purchased at the same price per share and upon the same terms and conditions as such proposed transfer by Jupiter, it being agreed, however, that such terms and conditions shall not include the making of any representations and warranties, indemnities or other similar agreements other than representations and warranties with respect to title of the shares being sold and authority to sell such shares and indemnities related thereto ("Title Representations"). Jupiter shall, not less than 20 nor more than 60 business days prior to each proposed transfer, notify, or cause to be notified, each Purchaser in writing of each such proposed transfer. Such notice (the "Transfer Notice") shall set forth: (i) the name of the transferor and the number and description of shares of Common Stock proposed to be transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser, (iv) each Purchaser's Pro Rata Allocation of the shares of Common Stock proposed to be transferred and (v) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 2 and has agreed to purchase shares of Common Stock in accordance with the terms hereof. Jupiter hereby agrees not to




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                                                                               3

transfer any shares of Common Stock, directly or indirectly, in a manner that would be inconsistent with the essential intent of this Section 2. For purposes of this Section 2, any transfer of an equity interest of an entity that was formed for the purpose of acquiring shares of Common Stock shall be deemed to be a transfer of the shares of Common Stock owned by such entity.

                  The Tag-Along Right may be exercised by any Purchaser by delivery of a written notice to Jupiter proposing to sell shares of Common Stock (the "Tag-Along Notice") within 20 business days following its receipt of the Transfer Notice. The Tag-Along Notice shall state the number of Shares (the "Tag-Along Shares") that such Purchaser proposes to include in such transfer to the proposed purchaser, which number of Shares shall not exceed such Purchaser's Pro Rata Allocation of the shares of Common Stock proposed to be transferred. Delivery of the Tag-Along Notice by any Purchaser shall constitute an agreement by such Purchaser to sell, on the terms and conditions specified in the Transfer Notice, the Tag-Along Shares to the proposed purchaser specified in the Transfer Notice; provided that, in no event shall the Purchaser's liability in connection with such transfer exceed the proceeds that such Purchaser receives with respect to the Tag-Along Shares it sells pursuant to the Tag-Along Notice. In the event that the proposed purchaser does not purchase the Tag-Along Shares from the Purchasers on the same terms and conditions as specified in the Transfer Notice, then Jupiter shall not be permitted to sell any shares of Common Stock to the proposed purchaser in the proposed transfer. If no Tag-Along Notice is received during the 20-business day period referred to above, Jupiter shall have the right thereafter, prior to the expiration of 120 days from the date of the Transfer Notice, to transfer the shares of Common Stock specified in the Transfer Notice (or a portion thereof) on terms and conditions no more favorable than those stated in the Transfer Notice and in accordance with the provisions of this Section 2; provided that Jupiter shall have proceeded to consummate such transaction as soon as reasonably practicable in good faith.

                  Notwithstanding anything to the contrary in this Section 2, in the event that the proposed transfer, whether in one transaction or a series of related transactions, would result in a Change of Control, each Purchaser shall have the right to require the proposed purchaser to purchase all of such Purchaser's Shares pursuant to the Tag-Along Right set forth in this Section 2, and the proposed purchaser shall be required to purchase all of such Purchaser's Shares in the manner set forth in this Section 2.

                  The Company agrees not to effect any transfer of shares of Common Stock by Jupiter and to instruct the transfer agent for the Common Stock not to effect any such transfer of shares of Common Stock, until the Company and the transfer agent have received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.

                  Section 3. Future Issuance of Shares; Preemptive Rights.

                  (a) Offering Notice. Except for (a) options to purchase Common Stock or restricted stock which may be issued pursuant to the Company's existing stock option plan, (b) shares reserved under any other equity incentive plan of




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                                                                               4

the Company for the exclusive benefit of employees, directors, officers or consultants of the Company, (c) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (d) capital stock issued upon exercise, conversion or exchange of any Common Stock Equivalent either (x) previously issued or (y) issued in accordance with the terms of this Agreement, (e) capital stock of the Company issued in consideration of an acquisition, approved by the Board of Directors of the Company in accordance with the terms of this Agreement, by the Company of another Person, (f) issuances to commercial banks, lessors and licensors in non-equity financing transactions (provided that the foregoing will not include any issuances to private equity or venture capital firms or any private equity division of any investment bank or commercial bank) and (g) issuances to the public pursuant to an effective registration statement filed under the Securities Act, ((a)-(g) being referred to collectively as "Exempt Issuances"), if the Company wishes to issue any capital stock or any other securities convertible into or exchangeable for capital stock of the Company (collectively, "New Securities") to any Person (the "Subject Purchaser"), then the Company shall offer such New Securities first to each of the Purchasers (each, a "Preemptive Rightholder" and collectively, the "Preemptive Rightholders") by sending written notice (the "New Issuance Notice") to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the "Proposed Price").

                  (b) Preemptive Rights; Exercise.

                    (i) For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 3(a), each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares then owned by such Preemptive Rightholder exercising its rights under this Section 3(b) by (y) the total number of Shares outstanding (the "Proportionate Percentage"). If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 3(b)(i), the "Excess New Securities") determined by dividing (x) the total number of Shares then owned by such fully participating Preemptive Rightholder by (y) the total number of Shares then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities.



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                                                                               5

                    (ii) The right of each Preemptive Rightholder to purchase the New Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in subsection (i) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 3(b)(i). The failure of a Preemptive Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Preemptive Rightholder's rights under Section 3(b)(i), provided that each Preemptive Rightholder may waive its rights under Section 3(a) prior to the expiration of such 20-day period by giving written notice to the Company.

                  (c) Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 3(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 3(a), if the Preemptive Rightholders elect to purchase all of the New Securities under
Section 3(b), (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 3(b) if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 3(b) or (c) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased pursuant to this Section 3. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                  (d) Sale to Subject Purchaser. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 3(b) on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of
(i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 3(b)(ii), and (ii) the expiration of the 20-day period referred to in Section 3(b)(ii). If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 3. The closing of any issuance and purchase pursuant to this
Section 3(d) shall be held at a time and place as the parties to the transaction may agree within such 90 day period.

                  Section 4. Drag-Along Rights. In the event that Jupiter (the "Drag-Along Rightholder") receives a bona fide offer from another Person to purchase (including a


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                                                                               6

purchase by merger) all of the Shares held by the Drag-Along Rightholder or all or a substantial portion of the assets of the Company, the Drag-Along Rightholder may send written notice (the "Drag-Along Notice") to the Purchasers (the "Drag-Along Sellers") notifying them they will be required to sell all (but not less than all) of their Shares in such sale (or, in the case of an asset sale, to vote in favor of such sale). Upon receipt of a Drag-Along Notice, each Drag-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares in the transaction (including a sale or merger) contemplated by the Drag-Along Notice on the same terms and conditions as the Drag-Along Rightholder; provided that in no event shall a Drag-Along Seller's liability in connection with such sale exceed the proceeds such Drag-Along Seller receives in consideration for the sale of its Shares and (ii) otherwise take all necessary action to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith. Each Drag-Along Seller further agrees to (A) take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Drag-Along Rightholder and (B) appoint the Drag-Along Rightholder as its attorney-in-fact to do the same on its behalf.

                  Section 3. Miscellaneous.

                  (a) Legend. Jupiter, the Company and the Purchasers agree that each certificate representing shares of Common Stock shall bear the following legend (in addition to all other required legends) until such time as the same is no longer applicable:

                  "THE SHARES OF COMMON STOCK OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A STOCKHOLDERS AGREEMENT, DATED JUNE 27, 2002, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH A COPY OF SUCH STOCKHOLDERS AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

                  (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns; provided, however, that a Purchaser may not assign its rights under Sections 2 and/or 3 of this Agreement without the written consent of the Company. Shares sold following the procedures set forth in Section 2 shall no longer be subject to any of the provisions of this Agreement.

                  (c) Specific Performance, etc. Each Purchaser, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to


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specific performance of its rights under this Agreement. Jupiter and each of the
Purchasers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK.

                  (e) Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by facsimile or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

                    (i) If to Company, at

                        PCA International, Inc.
                        815 Matthews-Mint Road
                        Matthews, North Carolina 28105
                        Attention:  Chief Financial Officer
                        Facsimile No:  (704) 847-1548

                        with copies to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019
                        Attention:  Richard Borisoff, Esq.
                        Facsimile No.:  (212) 757-3990

                   (ii) If to Jupiter, at:

                        Jupiter Partners II L.P
                        30 Rockefeller Plaza, Suite 4525
                        New York, New York 10112
                        Attention:  Terry Blumer
                        Facsimile No.:  (212) 332-2828


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                                                                               8

                        with copies to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019
                        Attention:  Richard Borisoff, Esq.
                        Facsimile No.:  (212) 757-3990

                  (iii) If to a Purchaser, at:

                        Its address as shown in the stock register of the Company

                        with copies to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York 10004
                        Attention:  F. William Reindel, Esq.
                        Facsimile No.:  (212) 859-8587

                    (g) Recapitalizations, Exchange, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                    (h) Inspection and Compliance with Law. Copies of this Agreement will be available for inspection or copying by any Purchaser at the offices of the Company through the Secretary of the Company. The Company shall take all reasonable action to insure that the provisions of New York Law relating to agreements similar to this Agreement are promptly complied with.

                    (i) Counterparts. The original parties hereto and any successor in interest may execute this Agreement in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                    (j) Termination. This Agreement shall terminate and cease to be of any further force or effect on the earlier of (a) the date upon which the Company closes its initial public offering of shares of Common Stock pursuant to an effective registration statement filed under the Securities Act or (b) the eighth anniversary of the date hereof.

                    (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held

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                                                                               9

invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

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                  IN WITNESS WHEREOF, the parties have executed this
Stockholders Agreement as of the date first above written.


                     PCA INTERNATIONAL, INC.


                     By:  /s/ Barry J. Feld
                          ------------------------------------------------
                          Name:      Barry J. Feld
                          Title:     President and CEO


                     Accepted and agreed to:


                     GS MEZZANINE PARTNERS, L.P.


                     BY:  GS MEZZANINE ADVISORS II,
                          L.L.C., its general partner


                     By:  /s/ Melissa Higgins
                          ------------------------------------------------
                          Name:      Melissa Higgins
                          Title:     Vice President

                     GS MEZZANINE PARTNERS OFFSHORE, L.P.


                     BY:  GS MEZZANINE ADVISORS II,
                          L.L.C., its general partner


                     By:  /s/ Melissa Higgins
                          ------------------------------------------------
                          Name:      Melissa Higgins
                          Title:     Vice President

                     JUPITER PARTNERS II L.P.

                     By:  GANYMEDE LLC, its general partner


                     By:  /s/ Eric F. Scheuermann
                          ------------------------------------------------
                          Name:      Eric F. Scheuermann
                          Title: